                                 EXHIBIT 2(a)


                  Agreement and Plan of Reorganization dated
              June 20, 1995 (amended and restated June 22, 1995)
             between Union Planters Corporation, CBI Acquisition
                Company, Inc. and Capital Bancorporation, Inc.

                                 EXHIBIT 2(A)




                      AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of June 20, 1995
                    (As amended and restated June 22, 1995)

                                    Between



                         UNION PLANTERS CORPORATION and
                         CBI ACQUISITION COMPANY, INC.


                                      and


                          CAPITAL BANCORPORATION, INC.


                       Joined in for limited purposes by:


                   WILLIAM G. LAUBER AND DOUGLAS D. HOMMERT,
               AS CO-TRUSTEES OF CERTAIN TRUSTS DESCRIBED HEREIN

                                                          TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                 AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . .   1

                                                              AGREEMENT   . . . . . . . . . . . . . . . . . . .   3

                                                              ARTICLE 1

                                                             DEFINITIONS
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -----------

                                                              ARTICLE 2

                                                     TERMS OF THE REORGANIZATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------
         2.2     Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation . . . . . . . . . .  10
                 --------------------------------------------------------------------------
                 (a)      Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          -------
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ------
                 (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----------------------
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ---------------------------
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . .  12
                 ------------------------------------------------------
         2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ----------------------------------
         2.7     CBI Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------
         2.8     CBI Convertible Subordinated Capital Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------------------------------------------
         2.9     CBI 9.5% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C  . . . .  14
                 -------------------------------------------------------------------------------------
         2.10    CBI Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------------------

                                                              ARTICLE 3

                                                    DESCRIPTION OF THE TRANSACTION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -------------------------------------
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----------------------------
                 (c)      Shares of INTERIM to Remain Outstanding . . . . . . . . . . . . . . . . . . . . . . .  16
                          ---------------------------------------
                 (d)      Conversion of Outstanding Shares of CBI . . . . . . . . . . . . . . . . . . . . . . .  16
                          ---------------------------------------
                 (e)      Conversion and Exchange of Shares of CBI Common Stock; Exchange Ratio . . . . . . . .  16
                          ---------------------------------------------------------------------
                 (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -------------------------------------
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------------
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------
                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------------------


                 (k)      Dissenters' Rights of CBI Shareholders  . . . . . . . . . . . . . . . . . . . . . . .  22
                          --------------------------------------
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------------

                                                              ARTICLE 4

                                          REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------------------
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . .  24
                 -----------------------------------------------------------------------------
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------
         4.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------------------------
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ------------------------
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------------------------
         4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------------
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------
         4.10    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------------------------
         4.11    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------------------------------
         4.12    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------
         4.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------
         4.14    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -------
         4.15    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------------------------

                                                              ARTICLE 5

                                           REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.1     Organization and Qualification of CBI and Subsidiaries . . . . . . . . . . . . . . . . . . . .  31
                 ------------------------------------------------------
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . .  32
                 -----------------------------------------------------------------------------
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------------------------
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -------------------
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -----------------
         5.7     CBI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ------------------------
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 --------------------------
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 --------
         5.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ----------
         5.11    CBI Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ----------------
         5.12    Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------------------------
         5.13    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 -----------
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ----------
         5.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 -------------------
         5.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ---------
         5.17    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ----------------------------
         5.18    Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ---------------------
         5.19    Capitalization of CBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ---------------------
         5.20    Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 --------------
         5.21    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ----------
         5.22    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ----------------------------------



         5.23    Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 -----------------------------------------
         5.24    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 --------------------
         5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 ----------------------
         5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 ------------------
         5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 --------------------------
         5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 -------
         5.29    Exchange Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 --------------------
         5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 ---------------------------

                                                              ARTICLE 6

                                                           COVENANTS OF UPC
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 --------------------
         6.2     Registration of UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . . .  57
                 ----------------------------------------------------------
         6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 -----------------
         6.4     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 --------------------------------------------
         6.5     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 ---------------

                                                              ARTICLE 7

                                                      COVENANTS OF CBI COMPANIES
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.1     Proxy Statement; CBI Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 -----------------------------------------
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 --------------------------------------------
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 -----------------------------------------
         7.4     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 ---------------

                                                              ARTICLE 8

                                                        CONDITIONS TO CLOSING
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         8.1     Conditions to the Obligations of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 ------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                          ---------
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                          -------------
                 (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . .  70
                          --------------------------------------
                 (f)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                          -----------------------
                 (g)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          ---------------------
                 (h)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          --------------------------
                 (i)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          ----------------
                 (j)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          -----------
         8.2     Conditions to Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 --------------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                          ---------
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                          -----------------------
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                          ---------------------
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                          --------------------------
                 (g)      Opinion of CBI's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                          ------------------------


                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                          --------------------------------
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . .  76
                          -------------------------------------
                 (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                          ----------------------
                 (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                          -----------
                 (l)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                          ----------------------------
                 (m)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                          ----------------
                 (n)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . .  79
                          -----------------------------------------
         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 ----------------------------------------
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                          -------------------------------
                 (b)      Government Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . .  79
                          ----------------------------------------------
                 (c)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                          --------------------
                 (d)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                          ----------------------

                                                              ARTICLE 9

                                                             TERMINATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 -----------
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 ---------------------

                                                              ARTICLE 10

                                                          GENERAL PROVISIONS
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 -------
         10.2    Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 -------------------------------------
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 -------------
         10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 ------------
         10.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 ------------
         10.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 ---------
         10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 ----------------
         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 ------------
         10.9    Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 -------------------------------------
         10.10   Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 --------------
         10.11   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 -------------------
         10.12   Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 -------------------
         10.13   Equitable Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 ------------------
         10.14   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 ---------------
         10.15   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 ---------
         10.16   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 -------------------


                      AGREEMENT AND PLAN OF REORGANIZATION
                    (as amended and restated June 22, 1995)

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 20th day of June, 1995, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; CBI ACQUISITION COMPANY, INC. ("INTERIM" or the "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is a wholly-owned subsidiary of UPC; and CAPITAL BANCORPORATION, INC. ("CBI"), a corporation chartered and existing under the laws of the State of Missouri which is registered as a bank holding company and whose principal offices are located at 407 North Kingshighway, Fourth Floor, Cape Girardeau, Cape Girardeau County, Missouri 63701.

         UPC and INTERIM may sometimes be referred to herein collectively as the "UPC Parties" and UPC, INTERIM and CBI are sometimes referred to herein collectively as the "Parties."

         Certain other capitalized terms used in this Reorganization Agreement are defined below in ARTICLE 1.

         CAPITAL BANK OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST and CAPITAL BANK OF SIKESTON, each a Missouri-chartered banking corporation; CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION, a National Banking Association chartered under the Acts of Congress; MARYLAND AVENUE BANCORPORATION, INC. and CENTURY STATE BANCSHARES, INC., both Missouri corporations registered as bank holding companies under the BHCA (collectively, the "CBI Financial Subsidiaries") are each wholly-owned subsidiaries of CBI.

         CBI is currently in the process of acquiring HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, a thrift institution chartered under the Acts of Congress and headquartered in Jonesboro, Craighead County, Arkansas. When and if said acquisition should be consummated, HOME FEDERAL SAVINGS AND LOAN ASSOCIATION shall also be deemed to be one of the CBI Financial Subsidiaries for purposes of this Reorganization Agreement.

         Although they shall not be deemed to be formal parties to it, in consideration of UPC and INTERIM executing this Reorganization Agreement, each of the CBI Financial Subsidiaries





                       REORGANIZATION AGREEMENT - PAGE 1
shall, during the "initial Due Diligence Review" period described in Section
2.3 below, execute and deliver to UPC a CERTIFICATION in the form of Exhibit B hereto in which each of them shall make the same warranties, representations and covenants to UPC and INTERIM as CBI shall make to UPC and INTERIM in
Article 5, Article 7 and elsewhere in this Reorganization, limited, however, in the case of each CBI Financial Subsidiary to the properties, operations and other activities of such Subsidiary.

         William G. Lauber and Douglas D. Hommert, co-trustees of the Capital Trust dated February 4, 1994, PAN-Bank Trust dated February 11, 1994, CNN-Bank Trust dated February 11, 1994, JJN-Bank Trust dated February 4, 1994, and MDN-Bank Trust dated February 4, 1994 beneficially own as co-trustees of such trusts an aggregate 603,142 shares of CBI Common Stock (including shares issuable upon the exercise of CBI warrants). William G. Lauber and Douglas D Hommert are executing this Reorganization Agreement for the sole purpose of binding themselves, as co-trustees of the foregoing trusts, to vote such shares of CBI Common Stock held as co-trustees of the foregoing trusts in favor of the Reorganization Agreement and Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger"), and they acknowledge that the execution of this Reorganization Agreement by UPC constitutes a sufficient consideration to support their said undertaking.


                                    RECITALS

         A. CBI is the beneficial owner and holder of record of all of the issued and outstanding shares of the capital stock of each of the CBI Financial Subsidiaries and desires to have itself and, indirectly, all of its assets, including the capital stock of each of the CBI Financial Subsidiaries, acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the Plan of Merger.

         B. UPC is the beneficial owner and holder of record of 1,000 shares of common stock having a par value of $1.00 per share of INTERIM (the "INTERIM Common Stock") which constitute all of the shares of INTERIM Common Stock which are issued and outstanding and UPC desires to acquire CBI and, indirectly, CBI's assets, including the capital stock of the CBI Financial Subsidiaries, on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Board of Directors of CBI deems it desirable and in the best interests of CBI and the shareholders of CBI (the "CBI Shareholders") that CBI be merged with and into INTERIM (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in





                       REORGANIZATION AGREEMENT - PAGE 2
this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger") and has directed that the Reorganization Agreement and annexed Plan of Merger be submitted to the CBI Shareholders with the recommendation that it be approved by them.

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC and INTERIM that CBI be merged with and into INTERIM on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger and have directed that the Reorganization Agreement and annexed Plan of Merger be submitted to UPC as the sole shareholder of INTERIM with the recommendation that it be approved.

         E. The respective Boards of Directors of UPC, INTERIM and CBI have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the annexed Plan of Merger, and have directed that this Reorganization Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the CBI Shareholders and INTERIM Shareholder related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri (the "Missouri Division"); the Tennessee Department of Financial Institutions (the "TDFI") and such other regulatory agencies or authorities as may be necessary in order to obtain all prior governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:





                       REORGANIZATION AGREEMENT - PAGE 3

                 "AFFILIATE" of a party means any person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF CBI" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the States of Missouri or Tennessee.

                 "CBI" means Capital Bancorporation, Inc., a corporation chartered and existing under the laws of the State of Missouri which is registered as a bank holding company under the BHCA and whose principal offices are located at 407 North Kingshighway, Cape Girardeau, Cape Girardeau County, Missouri 63701.

                 "CBI COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "CBI COMPANIES" shall mean CBI and all of its Subsidiaries, whether direct or indirect.

                 "CBI EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by CBI or any CBI Subsidiary, to or for the benefit of the officers, directors or employees of CBI or any CBI Subsidiary.

                 "CBI RECORD HOLDERS" means those Persons who shall be the holders of record of all of the issued and outstanding shares of CBI Common Stock immediately prior to the Effective Time of the Merger.

                 "CBI SERIES C PREFERRED STOCK" shall have the meaning assigned in Section 5.19.





                       REORGANIZATION AGREEMENT - PAGE 4

                 "CBI SHAREHOLDERS" shall have the meaning assigned to such term in Recital C of this Reorganization Agreement.

                 "CBI STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "CBI FINANCIAL SUBSIDIARIES" shall have the meaning assigned in the Preamble.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the CBI Record Holders in exchange for their shares of CBI Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the CBI Financial Subsidiaries and other deposit-taking Affiliates.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.





                       REORGANIZATION AGREEMENT - PAGE 5

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                 "GOVERNMENT APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INTERIM" shall mean CBI Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of CBI with and into INTERIM, in which INTERIM shall survive the Merger as the Surviving Corporation.

                 "MISSOURI CODE" shall mean the Revised Statutes of the State of Missouri 1994.

                 "MISSOURI DIVISION" shall mean the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.





                       REORGANIZATION AGREEMENT - PAGE 6

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean CBI, UPC and INTERIM collectively; CBI on the one hand or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of CBI, UPC and INTERIM and filed with the Tennessee Secretary of State along with Articles of Merger prepared in accordance with Section 48-21-107 of the Tennessee Code and providing for the Merger of CBI with and into INTERIM, the Surviving Corporation, as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by CBI to solicit proxies with a view to securing the approval of the CBI Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of CBI or of any CBI Subsidiary owned or leased by CBI or any CBI Subsidiary.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of CBI or any CBI Subsidiary; original instruments and other





                       REORGANIZATION AGREEMENT - PAGE 7
documentation, pertaining to CBI or any CBI Subsidiary, CBI's or any CBI Subsidiary's assets (including plans and specifications relating to the Realty), CBI's or any CBI Subsidiary's liabilities, the CBI Common Stock, the common stock of any CBI Subsidiary, the Deposits and the loans; and all other business and financial records which are necessary or customary for use in the conduct of CBI's or any CBI Subsidiary's business by UPC or CBI on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the Missouri Division, the TDFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any aspect of any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1 of this Reorganization Agreement) and the ancillary transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means collectively this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement except where the context indicates otherwise.

                 "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Missouri Division, the TDFI, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.





                       REORGANIZATION AGREEMENT - PAGE 8

                 "SHAREHOLDERS MEETING" shall mean the Special Meeting of the CBI Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean INTERIM as the corporation resulting from and surviving the consummation of the Merger as set forth in
Section 2.1(a) of this Reorganization Agreement.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "TDFI" shall mean the Tennessee Department of Financial Institutions.

                 "TENNESSEE COMMISSIONER" shall mean the Commissioner of Financial Institutions of the State of Tennessee.

                 "UPC" means Union Planters Corporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets as of December 31, 1994 and 1993 and the related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows for the three years ended December 31, 1994 (including related notes) of UPC and its Subsidiaries and as of each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the quarterly unaudited





                       REORGANIZATION AGREEMENT - PAGE 9
consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1995, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or the lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, CBI shall be merged with and into INTERIM (the "Merger"). INTERIM shall survive the Merger as the "Surviving Corporation."

                 2.2 Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation.

                          (a)     Charter.  At the Effective Time of the
Merger, the Charter of INTERIM as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of INTERIM as the Surviving Corporation unless and until the same shall be amended thereafter as provided by law and the terms of such Charter.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of INTERIM as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter and such Bylaws.

                          (c)     Directors and Officers.  The directors and
officers of INTERIM in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation subsequent to the Effective Time of the Merger and to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  At the Effective Time of the Merger,
the name of INTERIM as the Surviving Corporation of the Merger shall be changed to and be: CAPITAL BANCORPORATION, INC.





                       REORGANIZATION AGREEMENT - PAGE 10

                 2.3 Due Diligence Review. At the time of execution of this Reorganization Agreement, neither Party has received from the other Party(ies) any Schedules of Exceptions which are to become a part of this Reorganization Agreement and no Party has conducted its due diligence investigation of the other(s). Within 15 days after the date of this Reorganization Agreement, each Party shall deliver to the opposite Party(ies) any Schedules of Exceptions which it is required or may desire to provide hereunder. Upon execution hereof, each Party shall be entitled forthwith to commence its due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the other Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the quality of such assets, the adequacy of any allowances or reserves which have been provided against them and the reasonableness of the other Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement or within fifteen (15) days of receipt of all Schedules of Exceptions from the opposite Party, whichever shall be the longer period. Should, as a result of such review, either Party find in good faith that the allowances/reserves provided by the other Party are insufficient to absorb any losses inherent in such other Party's assets or that the earnings projections, growth projections or sustained earnings prospects provided by the other Party are not likely to be achieved or maintained after consummation of the Merger, it may, prior to the expiration of said due diligence review period (as extended by failure of a Party to provide its Schedules of Exceptions on a timely basis), terminate this Reorganization Agreement without penalty by giving the other Party written notice of such termination in the manner provided in Section 10.1. Nothing in this Section
2.3 shall be construed to limit the right of any party to continue its due diligence review through the Closing Date.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement as well as its ongoing review through Closing. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential all non-public





                       REORGANIZATION AGREEMENT - PAGE 11
information received by the disclosing Party in connection with the provisions of this Section 2.4, which covenant shall survive the Closing of this Reorganization Agreement.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of CBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the CBI Record Holders are entitled to receive [determined in the manner provided in Section 3.1(e) of this Reorganization Agreement];
(ii) changes the intended tax-free effect of the Merger to UPC, INTERIM, CBI or to any CBI Shareholder or CBI Subsidiary; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement). UPC may exercise this right of revision by giving written Notice to CBI in the manner provided in Section 10.1 of this Reorganization Agreement, which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. CBI hereby acknowledges and agrees that, in order to qualify the Merger under the IRC as a tax-free reorganization, any CBI Record Holder who would be deemed an Affiliate of CBI at the time of Closing under the Securities Laws and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger, nor shall such Affiliate enter into any formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement except in accordance with the Securities Laws and consistently with the transaction being treated as one or more tax-free "reorganizations" as defined in Section 368 of the IRC. Moreover, no person who would be deemed an Affiliate of CBI shall pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger or enter into any





                       REORGANIZATION AGREEMENT - PAGE 12
formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement until there shall have been published financial information which reflects the results of combined operations of UPC and CBI for a period of not less than 30 days in order to permit the Parties to account for the acquisition of CBI by UPC as a "pooling of interests" under Accounting Principles Bulletin No. 16 and GAAP.

         CBI further acknowledges and agrees that any certificates representing and evidencing UPC Common Stock issued in connection with the Merger to CBI Record Holders who would be deemed Affiliates of CBI or UPC at the time of Closing under the Securities Laws shall be subject to, and bear two restrictive legends in substantially the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE SHALL NOT BE PLEDGED, ASSIGNED, SOLD, TRANSFERRED, OR OTHERWISE ALIENATED NOR SHALL THE HOLDER TAKE ANY ACTION WHICH WOULD ELIMINATE OR DIMINISH THE RISK OF OWNING OR HOLDING SUCH SHARES OR ENTER INTO ANY FORMAL OR INFORMAL AGREEMENT TO PLEDGE, ASSIGN, SELL, TRANSFER OR OTHERWISE ALIENATE THE HOLDER'S RIGHT, TITLE OR INTEREST IN ANY OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE UNTIL THERE SHALL HAVE BEEN PUBLISHED FINANCIAL INFORMATION CONCERNING UNION PLANTERS CORPORATION
         ("UPC") WHICH REFLECTS THE RESULTS OF THE COMBINED OPERATIONS OF UPC AND CAPITAL BANCORPORATION, INC. FOR A PERIOD OF NOT LESS THAN 30 DAYS.

         IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO UPC AND IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                 2.7      CBI Stock Options.  Except as described in Schedule
2.7 hereto, as of the date of this Reorganization Agreement there are no validly issued and outstanding options to





                       REORGANIZATION AGREEMENT - PAGE 13
purchase shares of CBI Common Stock, and no other options, rights, warrants, scrip or similar rights to purchase shares of CBI Common Stock (collectively, the "CBI Stock Options") are (or have been) issued and outstanding by CBI. Therefore, at the Effective Time of the Merger, there will be no issued and outstanding CBI Stock Options, warrants or similar instruments other than those described in Schedule 2.7 hereto. Each CBI Stock Option or warrant which shall be outstanding at the Effective Time of the Merger shall, without any action on the part of anyone, be automatically converted into an option to acquire at the exercise price per share of CBI Common Stock that number of shares of UPC Common Stock as shall be equal to the Exchange Ratio; e.g., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for each share of CBI Common Stock, a holder of an option or warrant to purchase 100 shares of CBI Common Stock for $20.00 per share would, upon exercise by paying the exercise price of $2,000, receive, after aggregation, 118 full shares of UPC Common Stock and a cash settlement for the remaining .5 share based upon the closing price of the UPC Common Stock on the date of exercise of the option or warrant. [100 X 1.185 = 118.5]

                 2.8 CBI Convertible Subordinated Capital Notes. As of the date hereof, CBI has outstanding $207,400 in principal amount of 9% Convertible Subordinated Capital Notes which are due and payable on June 30, 1997 (the "CBI Convertible Notes" or "Notes"). At the option of the holders, the Notes are convertible into shares of CBI Common Stock prior to maturity at the rate of one share of CBI Common Stock for each $20.00 of principal outstanding on the Notes. At the Effective Time of the Merger, without any action on the part of anyone, the Notes shall automatically be modified such that each $20.00 of outstanding principal would be convertible at the option of the holder into that number of shares and fractional shares of UPC Common Stock which shall be equal to the Exchange Ratio; i.e., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for one share of CBI Common Stock, $20.00 of outstanding principal would be convertible into 1.185 shares of UPC Common Stock. (A cash settlement would be paid for any fractional share remaining after aggregation of all whole and fractional shares to which a CBI convertible noteholder would be entitled.)

                 2.9 CBI 9.5% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C. At the Effective Time of the Merger, each share of CBI Series C Preferred Stock which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(d)(1) hereof.





                       REORGANIZATION AGREEMENT - PAGE 14

                 2.10     CBI Treasury Stock.  Except as described in Schedule
2.10 hereto, within two (2) years prior to the date of this Reorganization Agreement, CBI has not repurchased any CBI Stock Options and CBI has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of CBI Common Stock held by CBI as Treasury Stock nor will there be any such shares at the Effective Time of the Merger.


                                   ARTICLE 3

                         DESCRIPTION OF THE TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein shall have been approved by the shareholders of CBI and INTERIM and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party shall provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party(ies) entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the State of Tennessee and its banking authorities and promptly thereafter CBI and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective upon the filing of Articles of Merger and other required documentation with the Secretary of State of the State





                       REORGANIZATION AGREEMENT - PAGE 15
of Tennessee or on such later date and time as may be specified in such Articles of Merger (the "Effective Time of the Merger").

                          (c)     Shares of INTERIM to Remain Outstanding.
Each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger as one share of the issued and outstanding common stock of INTERIM as the Surviving Corporation.

                          (d)     Conversion of Outstanding Shares of CBI.

                                  (1) CBI PREFERRED STOCK.  CBI has outstanding
         27,600 shares of its Series C Preferred Stock having a stated value and redemption value of $500.00 per share. The CBI Series C Preferred Stock is currently redeemable at the option of CBI at $500 per share together with unpaid accrued dividends thereon with the prior written consent of the Federal Reserve. Unless earlier redeemed by CBI, the Series C Preferred Stock shall, as a result of the Merger becoming effective and without any action on the part of anyone, be converted exclusively into the right of the holders thereof to receive in cash Five Hundred Dollars ($500) per share, together with all accrued and unpaid dividends thereon (whether or not declared) calculated to the Effective Date of the Merger in the manner provided in CBI's CERTIFICATE OF PREFERRED STOCK DESIGNATION dated June 10 1992 pursuant to which the CBI Series C Preferred Stock has been issued.

                                  (2) CBI COMMON STOCK.  At the Effective Time
         of the Merger, each share of common stock of CBI having a par value of $.10 per share (the "CBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of Shares of CBI
Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each CBI Record Holder to





                       REORGANIZATION AGREEMENT - PAGE 16
receive in exchange for such holder's shares of CBI Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the CBI Record Holder is entitled as provided in this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsections 3.1(e)(3) and 3.1(e)(4) below, the number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of One and 185/1000 (1.185) shares of UPC Common Stock for each share of CBI Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this
         Section 3.1(e) is based upon there being no more than an aggregate of 3,067,268 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger in addition to any shares of CBI Common Stock which shall have been issued in connection with: (i) the exercise of options or warrants which are outstanding on the date of this Reorganization Agreement, the existence of which is specifically disclosed in this Reorganization Agreement or in a Schedule of Exceptions hereto or (ii) the conversion of the principal of the CBI Convertible, Subordinated Capital Notes referred to in Section 2.8, above; provided, however, that no fractional shares of UPC Common Stock shall be issued in the transaction and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a CBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., the "closing price") of the UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal,





                       REORGANIZATION AGREEMENT - PAGE 17

         Midwestern Edition, shall be rebuttably presumed to be correct) for each of the ten (10) general market trading days next preceding the Closing Date on which the NYSE shall have been open for business (the "Pricing Period"). In the event the UPC Common Stock should not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and the number of days on which the UPC Common Stock actually traded on the NYSE during the Pricing Period.

                          (3) EFFECT OF EXERCISE OF DISSENTERS' RIGHTS ON THE EXCHANGE RATIO. Should CBI Record Holders holding as much as seven percent (7%) of the shares of CBI Common Stock issued and outstanding at the time of Closing have perfected such CBI Record Holders' Dissenters' Rights pursuant to the Missouri Code and have maintained the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement without penalty or, subject to the prior approval of a committee consisting of those persons who were serving on the CBI Board of Directors immediately prior to the Effective Time of the Merger, to reduce the per share Consideration to be delivered by UPC hereunder (i.e., the Exchange Ratio) by an amount sufficient to offset against the aggregate Consideration the amount by which (A) the aggregate amount paid, or required to be paid, by INTERIM as the Surviving Corporation to such dissenting CBI Record Holders in satisfaction of their Dissenters' Rights shall exceed (B) the value of the Consideration which would have been delivered hereunder to such dissenting Record Holders had they not exercised their Dissenters' Rights. The "value" referred to in the previous sentence shall be the Current Market Price Per Share of the UPC Common Stock as defined in Subsection 3.1(e)(2) above.

                          (4) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.





                       REORGANIZATION AGREEMENT - PAGE 18

                 (f)      Mechanics of Payment of Consideration.

                          (1) THE CBI COMMON STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 10th day after the receipt of such certificates, mail to the former CBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Record Holder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of





                       REORGANIZATION AGREEMENT - PAGE 19

         CBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any CBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of CBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each CBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his or her receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section 3.1(f), receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Record Holder. Should the Exchange Ratio potentially be subject to adjustment in the manner provided in Subsection 3.1(e)(3) above, the Exchange Agent shall, with the presumed consent of each CBI Record Holder, withhold delivery of the Consideration until such time as the amount of the adjustment to the Exchange Ratio shall have been determined upon the proceedings upon the Dissenters' Rights having





                       REORGANIZATION AGREEMENT - PAGE 20
         become final; provided, however, that if a CBI Record Holder should so elect in his or her Letter of Transmittal, the Exchange Agent shall retain for future delivery only such part of the Consideration as shall be reasonably estimated to be required to effect the adjustment described in Section 3.1(e)(3) and shall deliver to the CBI Record Holder the remainder of the Consideration.

                          (2) THE CBI PREFERRED STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of those persons who shall be holders of record of the CBI Series C Preferred Stock immediately prior to the Effective Time of the Merger, the Exchange Agent shall deliver to each of such holders of CBI Series C Preferred Stock such materials and information as may be deemed necessary by the Exchange Agent to advise them of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock in order for such holders thereof to receive the consideration into which such shares shall have been converted upon the Merger becoming effective. Such procedures shall be similar to the procedures set forth above with respect to the surrender of the CBI Common Stock; provided, however, that if all of such CBI Series C Preferred Stock shall be held of record at the Effective Time of the Merger by Capital Bank of Cape Girardeau County or its successor as Depositary for the benefit of the holders of Depositary Shares each representing a 1/25th (or other)interest in a share of CBI Series C Preferred Stock, the Exchange agent shall, by prior arrangement with such Depositary, cause to be transferred by wire transfer to the Depositary against delivery of the certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock immediately available funds in an amount sufficient to pay the redemption price plus unpaid accrued dividends as provided in Subsection 3.1(d)(1) above. This transfer shall be effected by the Exchange Agent as soon as practicable after the Effective Time of the Merger.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of CBI shall be closed and no transfer of shares of CBI Common Stock or CBI Series C Preferred Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of CBI shall cease, and CBI shall be merged with and into INTERIM which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of





                       REORGANIZATION AGREEMENT - PAGE 21
a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CBI and INTERIM as provided in
Section 48-21-108 of the Tennessee Code.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of CBI and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in INTERIM as the Surviving Corporation by virtue of the Merger having become effective and without any deed or other instrument or act of transfer whatsoever as provided in Section 48-21-108(2) of the Tennessee Code..

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of CBI as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of CBI or INTERIM as provided in Section 48-21-108(3) of the Tennessee Code.

                          (k)     Dissenters' Rights of CBI Shareholders.  Any
CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Sections 351.455, et seq. of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. Such a CBI Shareholder is referred to herein as a "CBI Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock. UPC shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of having available such shares for issuance to the CBI Record Holders of the Consideration to which they shall become entitled under the provisions of this Reorganization Agreement and for issuance to the holders of CBI Stock Options, CBI Warrants and CBI Convertible Notes upon the exercise or conversion thereof.





                       REORGANIZATION AGREEMENT - PAGE 22

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their respective chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time or place as may be mutually agreed upon by the Parties.



                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to CBI as follows:

                 4.1 Organization and Corporate Authority. (a) UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC is registered with the Federal Reserve under the BHCA as a bank holding company. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and INTERIM (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and to carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and
(iii) have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses which are necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Charter and Bylaws of INTERIM, as amended to date, are in full force and effect.

                          (b)  Each UPC Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its





                       REORGANIZATION AGREEMENT - PAGE 23
business makes such qualification necessary. Each UPC Subsidiary has in effect all material federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or its respective properties and assets and to carry on its business as it is currently being conducted.

                          (c)     UPC's bank and thrift Subsidiaries' deposit
accounts are insured by the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund ("SAIF"), respectively, as administered by the FDIC to the fullest extent permitted under applicable law.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and/or INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and/or INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 4.2(b), the
execution and delivery of this Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM or any UPC Subsidiary is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Charter and Bylaws of INTERIM or any UPC Subsidiary; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or INTERIM or any UPC Subsidiary is bound; or any material permit, concession,





                       REORGANIZATION AGREEMENT - PAGE 24
grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or any UPC Subsidiary or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM or any UPC Subsidiary, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement by UPC or INTERIM or the Plan of Merger by INTERIM, or the delivery thereof to CBI and the CBI Companies or the consummation of the transactions contemplated hereby or thereby, and no action or proceeding is pending, or to the best of the knowledge of UPC, INTERIM or any UPC Subsidiary, threatened against UPC or INTERIM or any UPC Subsidiary in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government and Other Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; (b) the prior approval of the Director of Finance of the Missouri Division under Sections 362.925, et seq of the Missouri Code and the regulations promulgated by the Missouri Division thereunder; (c) the prior approval of the Tennessee Department of Financial Institutions ("TDFI") under Sections 45-12-101 et seq of the Tennessee Code and the regulations promulgated by the TDFI thereunder; and (d) if required, the prior approval of the OTS and HOLA, as amended (collectively, the "Government Approvals"). Neither UPC nor Interim is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained. Except as described in Schedule 4.4, no consent or approval is required from any non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby.





                       REORGANIZATION AGREEMENT - PAGE 25

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock") and 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of March 31, 1995, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of April 30,1995, there were 40,415,368 shares of UPC Common Stock issued and outstanding. All of the issued and outstanding shares of UPC Common Stock and UPC Preferred Stock are duly and validly issued and outstanding and are fully-paid and non-assessable. None of the outstanding shares of UPC Common Stock or UPC Preferred Stock has been issued in violation of any preemptive rights.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for directors' qualifying shares.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding.

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to CBI true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1994 and 1993 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's Forms 10-K filed under the 1934 Act for the years ended December 31, 1994 and 1993, including UPC's annual reports to shareholders filed as Exhibits 13 thereto; (iii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1995 and thereafter through the Closing Date; and (iv) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1995. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the





                       REORGANIZATION AGREEMENT - PAGE 26
consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.

                          (a)  The outstanding shares of UPC Common Stock are
registered with the SEC pursuant to Section 12(b) of the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                          (b)  The outstanding shares of UPC Common Stock are
listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has made all required filings with the NYSE and has filed with the NYSE all reports required by the NYSE to be filed by UPC with the NYSE, which filings and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the CBI Record Holders in exchange for all of the CBI Common Stock will be duly authorized, validly issued, fully paid and non-assessable and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or any UPC Subsidiary, threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or any significant UPC Subsidiary and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of





                       REORGANIZATION AGREEMENT - PAGE 27
any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.10     Labor and Employment Matters.  Except as reflected in
Schedule 4.10 hereto, there is no (i) collective bargaining agreement or other labor agreement to which UPC or any UPC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which UPC or any UPC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of UPC or any UPC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither UPC nor any UPC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. UPC and each UPC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and UPC and each UPC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of UPC and each UPC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.10, there is no: unfair labor practice complaint against UPC or any UPC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting UPC or any UPC Subsidiary; labor grievance pending against UPC or any UPC Subsidiary; pending representation question respecting the employees of UPC or any UPC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party, or to the best knowledge of UPC, any basis for which a claim may be made under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party.

                 4.11 Absence of Undisclosed Liabilities. Except as described in Schedule 4.11 hereto, neither UPC nor any UPC





                       REORGANIZATION AGREEMENT - PAGE 28

Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any significant UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any material UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to CBI prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as is contemplated under this Reorganization Agreement. Since December 31, 1994, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability or entered into any transactions which would be material to the financial condition or operations of UPC except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC, and there has not been any material change in the capital stock or long-term debt of UPC or any material adverse change in the condition (financial or otherwise), net worth, business, affairs, prospects or the results of operations of UPC.

                 4.12 Disclosure. The information concerning, and the representations or warranties made by UPC and INTERIM as set forth in this Reorganization Agreement or in the Schedules of Exceptions of UPC and INTERIM hereto, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and INTERIM to CBI pursuant hereto, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to CBI by UPC or INTERIM pursuant hereto were or will be complete and accurate copies of such documents.

                 4.13     Compliance with Laws.  UPC and each UPC Subsidiary:

                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of UPC or of any UPC Subsidiary or which would or could reasonably be expected to subject UPC, or any UPC Subsidiary or any of the directors or officers of UPC or of a UPC Subsidiary to civil money penalties; and





                       REORGANIZATION AGREEMENT - PAGE 29

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on UPC or on any UPC Subsidiary; (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of UPC or any UPC Subsidiary; or (iii) requiring UPC or any UPC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 4.14 Reports. Since January 1, 1990, UPC and each UPC Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Tennessee Department, (ii) the Federal Reserve, (iii) the Comptroller, (iv) the FDIC, (v) the OTS or (vi) the SEC, including, but not limited to, Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Reports on Form 2900 and FFIEC Forms 032, 033 and 034 and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. UPC will provide to CBI true and correct copies of all such reports filed by UPC or by any UPC Subsidiary subsequent to January 1, 1990.

                 4.15 Statements True and Correct. None of the information prepared by, or on behalf of UPC or by any UPC Subsidiary regarding UPC, any UPC Subsidiary or any Subsidiary of a UPC Subsidiary included or to be included in the Proxy Statement to be mailed to CBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CBI, be false





                       REORGANIZATION AGREEMENT - PAGE 30
or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.



                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES

         Both as of the date hereof and as of the Effective Time of the Merger, both CBI and each of the CBI Financial Subsidiaries represent and warrant to UPC and INTERIM as follows:

                 5.1      Organization and Qualification of CBI and
Subsidiaries.

                          (a)  CBI is a corporation duly organized, validly
existing and in good standing under the laws of the State of Missouri and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted;
(ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) is registered with the Federal Reserve under the BHCA as a bank holding company.

                          (b)  Each CBI Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. CBI and each of its Subsidiaries have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses





                       REORGANIZATION AGREEMENT - PAGE 31
necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.

                          (c)  CBI's Financial Subsidiaries are: CAPITAL BANK
OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST and CAPITAL BANK OF SIKESTON, each a Missouri-chartered banking corporation; CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION, a National Banking Association chartered under the Acts of Congress; and MARYLAND AVENUE BANCORPORATION, INC. and CENTURY STATE BANCSHARES, INC., Missouri-chartered corporations registered as bank holding companies. Each is a wholly-owned subsidiary of CBI. If and when HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, Jonesboro, Arkansas, should become a Subsidiary of CBI, it shall be included as a CBI Financial Subsidiary for all purposes of this Reorganization Agreement. Each of said CBI Financial Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of its incorporation (or of the United States) and engages only in activities (and holds properties only of the types) permitted by applicable state and federal law and the rules and regulations promulgated thereunder by the Missouri Division, the Federal Reserve, the FDIC and the Comptroller. CBI's bank Subsidiaries' deposit accounts are insured by the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     CBI has all requisite power and authority to
execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been [or, upon expiration of the initial due diligence review period described in Section 2.3, will have been] duly authorized by a majority of the entire Board of Directors of CBI and, except for the approval of the CBI Shareholders, no other corporate authorizations on the part of CBI are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by CBI or a CBI Financial Subsidiary have been (or upon execution will have been) duly executed and delivered by CBI or such CBI Financial Subsidiary and constitute (or upon execution will constitute) legal, valid and enforceable obligations of CBI or such CBI Financial Subsidiary subject, as to enforceability, to applicable





                       REORGANIZATION AGREEMENT - PAGE 32
bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 5.2(b)
hereto, the execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which CBI or any CBI Subsidiary is a party or by which CBI or any CBI Subsidiary is bound; the Restated Articles of Incorporation and Bylaws of CBI or the Articles of Incorporation, Articles of Association or Articles of Agreement and Bylaws of any CBI Subsidiary; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which CBI or any CBI Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to CBI or any CBI Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of CBI or any CBI Subsidiary.

                 5.3      No Legal Bar.   Neither CBI nor any CBI Subsidiary is
a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement by CBI or the execution of the Plan of Merger by CBI, or the delivery thereof to UPC and INTERIM, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against CBI or any CBI Subsidiary in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by CBI or any CBI Subsidiary in connection with the execution and delivery of this





                       REORGANIZATION AGREEMENT - PAGE 33

Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the Plan of Merger or the consummation of the transactions contemplated therein. Neither CBI nor any CBI Subsidiary is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                 5.5 Compliance With Law. CBI and all CBI Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and CBI and each CBI Subsidiary, respectively, as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over CBI's or any CBI Subsidiary's properties or over any other part of CBI's or any CBI Subsidiary's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by CBI and each CBI Subsidiary subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither CBI nor any CBI Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Articles of Incorporation and Bylaws of CBI and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each CBI Subsidiary, respectively. The Articles of Incorporation and Bylaws of CBI and the Articles of Incorporation, Articles of Association or Articles of Agreement and Bylaws of each CBI Subsidiary, as amended to date, are in full force and effect.

                 5.7 CBI Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the audited Consolidated Balance Sheets of Capital Bancorporation, Inc. and Subsidiaries as of December 31, 1994 and 1993 together with the related Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of CBI for the years ended December 31, 1994, 1993 and 1992 (the "Audited Financial Statements of CBI") and the unaudited comparative interim (or annual) consolidated financial statements of CBI for any subsequent quarter ending after December 31, 1994 and prior to the Closing Date; the audited comparative parent





                       REORGANIZATION AGREEMENT - PAGE 34
company only balance sheets of CBI as of December 31, 1994 and 1993; certain unaudited Selected Consolidated Financial Data of Capital Bancorporation, Inc. and Subsidiaries for the years ended December 31, 1994, 1993, 1992, 1991 and 1990; and all Call Reports, including any amendments thereto, filed with the federal bank regulatory authorities by each of CBI's deposit-taking Subsidiaries, CAPITAL BANK OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST, CAPITAL BANK OF SIKESTON, CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION and, if and when it should be acquired by CBI, HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, for the years ended December 31, 1994, 1993, 1992 and 1991 together with any correspondence with the SEC or with any financial institution regulatory authority concerning any of the aforesaid financial statements. Such financial statements (i) were (or will be) prepared from the books and records of CBI and/or each CBI Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) CBI's and each CBI Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of CBI's and each CBI Subsidiary's financial condition and the results of CBI's and each CBI Subsidiary's operations and cash flows for the periods covered by such Financial Statements; (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to SFAS Nos. 106 and 112.


                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1994 (the "Balance Sheet Date") there has not been:

                          (a)     any material transaction by CBI or any CBI
Subsidiary not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects,





                       REORGANIZATION AGREEMENT - PAGE 35
operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or of any CBI Subsidiary;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or which may be reasonably expected to result in a material adverse effect on any of the properties, business or prospects of CBI or any CBI Subsidiary or their future use and operation by CBI or any CBI Subsidiary;

                          (d)     any acquisition or disposition by CBI or any
CBI Subsidiary of any property or asset of CBI or any CBI Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate for each CBI Company, in an amount greater than One Hundred Thousand Dollars ($100,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of CBI or any CBI Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to CBI or any CBI Subsidiary, to which CBI or any CBI Subsidiary is a party which would have an adverse effect upon the financial condition or operations of CBI or any CBI Subsidiary.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of CBI or any CBI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by CBI or any CBI Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of CBI or of any CBI Subsidiary, or in the accounting policies or practices therein reflected;





                       REORGANIZATION AGREEMENT - PAGE 36

                          (j)     any release or discharge (or partial release
or discharge) of any obligation or liability of any person or entity related to or arising out of any loan made by CBI or any CBI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan or other extension of credit (except
credit card loans, loans secured by certificates of deposit, automobile loans, passbook loans or home loans) by CBI or any CBI Subsidiary to any Officer, director or 2% shareholder of CBI or of any CBI Subsidiary or to any Affiliate of CBI or any CBI Subsidiary; or to any member of the immediate family of such Officer, director or 2% shareholder of CBI or to any CBI Subsidiary or any Affiliate of CBI; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8(k), "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of the Deposits of any CBI Subsidiary is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of CBI or any CBI Subsidiary.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of CBI, CBI and each CBI Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of CBI as being owned by CBI or any CBI Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets which are material to the business of CBI or any of its Subsidiaries held under leases or subleases by CBI or any CBI Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that





                       REORGANIZATION AGREEMENT - PAGE 37
the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the CBI Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the CBI Companies is a named insured are believed to be sufficient.

                 5.11 CBI Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive CBI Subsidiaries (including any Subsidiary of a CBI Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted by each CBI Subsidiary. Except as described in Schedule 5.11 hereto, no equity securities of any of the CBI Subsidiaries are, or may become required to be issued (other than to CBI or any CBI Subsidiary) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any CBI Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any CBI Subsidiary is bound to issue (other than to CBI) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as described in Schedule 5.11 hereto, all of the shares of capital stock of each CBI Subsidiary held by CBI or by any CBI Subsidiary are fully paid and nonassessable and are owned by CBI or by such CBI Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of CBI's or any CBI Subsidiary's fixed assets and equipment having a net book value in excess of One Hundred Thousand Dollars ($100,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of CBI and each CBI Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund





                       REORGANIZATION AGREEMENT - PAGE 38
litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to CBI or any CBI Subsidiary except as fully reserved for in the Audited Financial Statements of CBI. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither CBI nor any CBI Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for CBI and all CBI Subsidiaries for all periods through and including December 31, 1994, has been made and is reflected on the December 31, 1994 financial statements included in the Audited Financial Statements of CBI, and have been, and will continue to be made with respect to periods ending after December 31, 1994.

                          (d)  Deferred taxes of CBI and each CBI Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of CBI and all CBI
Subsidiaries, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against CBI or any CBI Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon CBI by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by CBI or any CBI Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of CBI referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against CBI or any CBI Subsidiary, or to the best knowledge of CBI or any CBI Subsidiary threatened against or affecting CBI, any CBI Subsidiary or any of their assets, before any court or arbitrator or before any governmental body, agency or official that
(i) would, if decided against CBI or the CBI Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of CBI or any CBI Subsidiary and that are not fully reflected in the Audited Financial Statements of CBI or (ii) which has been





                       REORGANIZATION AGREEMENT - PAGE 39
brought by or on behalf of any employee employed or formerly employed by CBI or any CBI Subsidiary.

                 5.15     Hazardous Materials.

                          (a)     CBI and all CBI Subsidiaries have obtained
all material permits, licenses and other authorizations which are required to be obtained by CBI or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by CBI or any CBI Subsidiary is in material compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Missouri Clean Water Law, Title XL Section 644.006 et seq. of the Missouri Code; (n) the Air Quality Attainment Act, Title XL Section 643.300 et seq. of the Missouri Code; (o) the "Missouri Air Conservation Law," Title XL Section
643.010 of the Missouri Code; (p) the "Missouri Hazardous Waste Management Law," Title XVI Section 260.350 of the Missouri Code; (q) the Missouri statutes dealing with "abandoned or uncontrolled" sites where hazardous waste has been disposed of illegally or prior to regulation, Title XVI Section 260.435 of the Missouri Code; (r) the Arkansas Water and Air Pollution Control Act, Section 8-4-101 et seq. of the Arkansas Code of 1987 Annotated; (s) the Arkansas Solid Waste Management





                       REORGANIZATION AGREEMENT - PAGE 40

Act, Section 8-6-201 et seq. of the Arkansas Code of 1987 Annotated; (t) the Hazardous Waste Management Act of 1979, Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (u) the Arkansas Resource Reclamation Act of 1979,
Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (v) the Emergency Response Fund Act, Section 8-7-401 et seq. of the Arkansas Code of 1987 Annotated; (w) Remedial Act Trust Fund Act, Section 8-7-501 et seq. of the Arkansas Code of 1987 Annotated; (x) the Arkansas statute dealing with Regulated Substance Storage Tanks, Sections 8-7-801 et seq. of the Arkansas Code of 1987 Annotated; (y) the Petroleum Storage Tank Trust Fund Act, Sections 8-7-901 et seq. of the Arkansas Code of 1987 Annotated; (z) any amendments to the foregoing Acts and regulations as may be adopted from time to time on or before the Closing; and (aa) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of CBI or any CBI Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by CBI or a CBI Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b)     In addition, except as set forth in Schedule
5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by CBI or any CBI Subsidiary to have any permit,





                       REORGANIZATION AGREEMENT - PAGE 41
         license or authorization required in connection with the conduct of the business of CBI or any CBI Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by CBI or any Affiliate of CBI at the Property;

                                  (ii)      To the best knowledge of CBI or any
         CBI Subsidiary, none of the Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to CBI's or any CBI Subsidiary's occupancy thereof, or during or, to the best knowledge of CBI or any CBI Subsidiary, prior to the occupancy thereof by any assignee or sublessee of CBI or any CBI Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released during, or to the best knowledge of CBI or any CBI Subsidiary, prior to CBI's or any CBI Subsidiary's occupancy thereof, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither CBI nor any Affiliate of CBI has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, CBI or any Affiliate of CBI in violation of Applicable Environmental Laws.





                       REORGANIZATION AGREEMENT - PAGE 42

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of CBI or any Affiliate of CBI relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of CBI, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of CBI or any Affiliate of CBI in relation to any Property, which have not been made available to UPC.

                          (h)     Neither CBI nor any CBI Subsidiary is aware
of any facts which might suggest that CBI or any CBI Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject CBI or any CBI Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corporation, 901 F.2d 1550 (11th Cir. 1990).

                 5.16 Insurance. CBI and each CBI Subsidiary have paid all material amounts due and payable under any insurance policies and guaranties applicable to CBI and any CBI Subsidiary and CBI's or any CBI Subsidiary's assets and operations; all such insurance policies and guaranties are in full force and effect; and CBI and each CBI Subsidiary and all of CBI's and each CBI Subsidiary's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other hazards and occurrences against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

                 5.17     Labor and Employment Matters.  Except as reflected in
Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which CBI or any CBI Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which CBI or any CBI Subsidiary is a party or by which it is bound; or (iii) plan or agreement under





                       REORGANIZATION AGREEMENT - PAGE 43
which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of CBI or any CBI Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. CBI and each CBI Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities and CBI and each CBI Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities all amounts required to be withheld from the employees of CBI and each CBI Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against CBI or any CBI Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting CBI or any CBI Subsidiary; labor grievance pending against CBI or any CBI Subsidiary; pending representation question respecting the employees of CBI or any CBI Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party, or to the best knowledge of CBI, any basis for which a claim may be made under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party.

                 5.18 Records and Documents. The Records of CBI and of each CBI Subsidiary are and will be sufficient to enable CBI and each such CBI Subsidiary to continue conducting its business under similar standards as CBI and each such CBI Subsidiary have heretofore conducted such business.

                 5.19 Capitalization of CBI. The authorized capital stock of CBI consists of 6,500,000 shares of common stock having a par value of $.10 per share (the "CBI Common Stock"), 200,000 shares of preferred stock having a par value of $1.00 per share (the "CBI Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, (i) 3,067,268 shares of CBI Common Stock were issued and outstanding,





                       REORGANIZATION AGREEMENT - PAGE 44

(ii) 27,600 shares of CBI's 9.75% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C (the "CBI Series C Preferred Stock") were issued and outstanding; and (iii) no shares of CBI Common Stock or CBI Preferred Stock were held by CBI as treasury stock . All of the outstanding CBI Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any CBI Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on
Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into CBI Common Stock or into any other equity or debt security of CBI, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls, puts or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued CBI Common Stock or any other equity or debt security of CBI. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than (nor less than) 3,067,268 shares of CBI Common Stock issued and outstanding (other than shares which shall have been issued by CBI incidental to the conversion of certain convertible Notes or incidental to the exercise of stock options, warrants or similar rights issued prior to the date hereof, the existence of which has been disclosed in this Reorganization Agreement or in any Schedule hereto. Except as set forth in Schedule 5.19 hereto, CBI is the beneficial owner and record holder of, and has good and freely transferable title to, all of the shares of CBI's Subsidiaries' Common Stock outstanding, which recorded on the books and Records of each CBI Subsidiary as being held in CBI's name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of CBI to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in Schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither CBI, nor any CBI Subsidiary, nor any Subsidiary of either has been, is or will become a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of CBI or any CBI Subsidiary or any Subsidiary of any CBI Subsidiary (or any of their assets) in any business combination of any kind; or any agreement obligating CBI or any CBI Subsidiary to issue or sell or authorize the sale or transfer of CBI Common Stock or the capital stock of any CBI Subsidiary. Except as described in
Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of CBI outstanding, except for shares of CBI Common Stock presently issued and outstanding, and there are





                       REORGANIZATION AGREEMENT - PAGE 45
no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CBI or any CBI Subsidiary, or contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any CBI Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of CBI to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and the representations and warranties made by, CBI and each CBI Subsidiary set forth in this Reorganization Agreement; or in the Schedules of Exceptions of CBI hereto; or in any document, statement, certificate or other writing furnished or to be furnished by CBI or by any CBI Subsidiary to UPC and INTERIM pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by CBI or any CBI Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, neither CBI nor any CBI Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of CBI or of any CBI Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of CBI or any CBI Subsidiary (i) except as disclosed in the Audited Financial Statements of CBI delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1994, neither CBI nor any CBI Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of CBI or such CBI Subsidiary, except for obligations paid in connection with transactions made by it in





                       REORGANIZATION AGREEMENT - PAGE 46
the ordinary course of its business consistent with past practices, laws and regulations applicable to CBI or any CBI Subsidiary.

                 5.23 Allowance for Possible Loan or ORE Losses. The "Allowance for possible loan losses" reflected in the Audited Financial Statements of CBI is (with respect to periods ended on or before December 31, 1994) or will be (with respect to periods ending subsequent to December 31,
1994) adequate in all respects to provide for anticipated losses inherent in Loans outstanding and with respect to commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in Schedule 5.23 hereto, as of the date thereof neither CBI nor any CBI Subsidiary has any Loan or other extension of credit which has been criticized or classified by the bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan." The net book value of CBI's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the Balance Sheet of the Audited Financial Statements of CBI at fair value at the time of acquisition less estimated selling costs which approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

                 5.24     Compliance with Laws.  CBI and each CBI Subsidiary:

                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of CBI or of any CBI Subsidiary or which would or could reasonably be expected to subject CBI, or any CBI Subsidiary or any of the directors or officers of CBI or of a CBI Subsidiary to civil money penalties; and

                          (b)  Has received no written notification or
communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that CBI or any CBI Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on CBI or on any CBI Subsidiary; (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of CBI or any CBI Subsidiary;





                       REORGANIZATION AGREEMENT - PAGE 47
or (iii) requiring CBI or any CBI Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25     Employee Benefit Plans.

                          (a)     CBI has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or any other entity which is a member of a controlled group or is under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the IRC of 1986 (the "Code"). Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. CBI has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of CBI and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the IRC is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the IRC. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the IRC have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984 and the IRC were timely filed and have been received by CBI and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best knowledge of CBI and its Subsidiaries,
each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Pension





                       REORGANIZATION AGREEMENT - PAGE 48

Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan shall have materially deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 5.25(a) hereto. In any event, a violation with respect to the Employee Pension Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the IRC, or both, has incurred an "accumulated funding deficiency" within the meaning of IRC Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by CBI or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of IRC Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          To the best knowledge of CBI and its Subsidiaries, no
"reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as





                       REORGANIZATION AGREEMENT - PAGE 49
defined in Section 4975 of the IRC), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the IRC, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither CBI nor any CBI Subsidiary is directly or indirectly responsible) to any material liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the IRC.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither CBI nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any IRC Section 401(a) qualified Employee Pension Benefit Plan previously terminated by CBI or any CBI Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, CBI or its Subsidiaries, or any disqualified person (as defined in IRC Section 4975) with respect to the Employee Pension Benefit Plan.

                          No tax has been, will be, or is reasonably
anticipated to be imposed under IRC Section 4978, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by CBI or its Subsidiaries which is an employee stock ownership plan ("ESOP").

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1994. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended





                       REORGANIZATION AGREEMENT - PAGE 50
in calendar year 1994 for each such Employee Pension Benefit Plan.

                          CBI has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the IRC, copies of financial statements or reports containing information regarding the financial accounting expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                          CBI has provided to UPC copies of all filings
regarding the Employee Pension Benefit Plans which have been made with the Securities and Exchange Commission for the three (3) plan years preceding the date hereof.

                 (b) CBI has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or members of a controlled group or entities under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the IRC. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          CBI has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to IRC Section 125), and voluntary employee beneficiary associations (pursuant to IRC Section 501(c)(9)). To the best knowledge of CBI and its Subsidiaries, each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Welfare Benefit Plans. In any event, a violation with respect to the Employee Welfare Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation. CBI has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any IRC section which results in the imposition





                       REORGANIZATION AGREEMENT - PAGE 51
of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof (except as may have been, or may be required by applicable law) or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995.

                          No Employee Welfare Benefit Plan or any trust created
thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither CBI nor any CBI Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to CBI or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither CBI nor any CBI Subsidiary has failed to make
any contribution to, or pay any amount due and owing by CBI or a CBI Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in
Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of CBI, constitute a liability for CBI or any CBI Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.





                       REORGANIZATION AGREEMENT - PAGE 52

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of CBI, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither CBI or any CBI Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the IRC or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and IRC Section 4980B with respect to any current or former employee of CBI or any CBI Subsidiary, or the beneficiaries of such employee.

                 (c) CBI has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by CBI or any CBI Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of CBI or any CBI subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of CBI and CBI's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the CBI companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995. There has been no material increase in the base salary and wage levels of CBI or any CBI Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of CBI or any CBI subsidiary on or after January 1, 1995, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1995.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of IRC Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan





                      REORGANIZATION AGREEMENT - Page 53
years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of CBI or any CBI Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of CBI or any CBI Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the IRC and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by CBI (or by INTERIM as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by CBI or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under
Section 401(a) of the IRC as a qualified defined benefit pension plan contains language which permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any





                      REORGANIZATION AGREEMENT - Page 54

Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of CBI, anticipated to be filed.

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of CBI or as described in Schedule 5.26 hereto, neither CBI nor any CBI Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by CBI as of the date of this Reorganization Agreement that has not already been filed as an exhibit to CBI's Form 10-K filed for the fiscal year ended December 31, 1994, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27 Material Contract Defaults. Neither CBI nor any CBI Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, which default may be reasonably expected to have either individually or in the aggregate a material adverse effect on CBI or on any CBI Subsidiary and there has not occurred any event which, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since January 1, 1990, CBI and each CBI Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Missouri Division; (ii) the Federal Reserve; (iii) the Comptroller; (iv) the FDIC; (v) the OTS (if applicable as a result of the acquisition of Home Federal); or (vi) the SEC, including, but not limited to, Annual Reports on SEC Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements; (vii) reports on Forms 2900 and call reports (on FFIEC Forms 032, 033 and 034 and similar forms) and (viii) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were





                      REORGANIZATION AGREEMENT - Page 55
filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CBI will provide to UPC true and correct copies of all such reports filed by CBI or by any CBI Subsidiary subsequent to January 1, 1990.

                 5.29 Exchange Act Filings. The outstanding shares of CBI Common Stock and the Depositary Shares of CBI Series C Preferred Stock are registered with the SEC pursuant to Section 12 of the 1934 Act.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of CBI or by any CBI Subsidiary regarding CBI, any CBI Subsidiary or any Subsidiary of a CBI Subsidiary included or to be included in the Proxy Statement to be mailed to CBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which CBI or any CBI Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within a reasonable time after completion of UPC's "due diligence review" described in Section 2.3 of this Reorganization Agreement and its decision to proceed with the transaction as a result thereof, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the necessary prior





                      REORGANIZATION AGREEMENT - Page 56

Government Approvals of the transactions contemplated in this Reorganization Agreement and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals and any other approvals and consents as may be required for the Closing as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time.

                 6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with CBI in the preparation of the CBI Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of UPC Common Stock as Consideration for the Merger) and shall cause a registration statement on the appropriate SEC Form to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the CBI Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under the appropriate state securities laws. UPC shall also list for trading on the NYSE the UPC Common Stock to be delivered in payment of the Consideration. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of CBI or the CBI Subsidiaries and all employees of CBI and the CBI Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of INTERIM as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with CBI or with any CBI Subsidiary prior to the Effective Time of the





                      REORGANIZATION AGREEMENT - Page 57

Merger by such former CBI Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of July next following the Effective Time of the Merger the participation of the employees of CBI and CBI's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, the CBI Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as such plans shall have been replaced by benefit plans maintained by UPC.

                 6.4 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of CBI shall have been obtained and, except as otherwise contemplated herein:

                          (a)  At all times prior to the Closing, UPC shall
promptly inform CBI in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the Schedules of Exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of UPC and of each UPC Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and, provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, CBI shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or Schedules which initially shall have become a part of this Reorganization Agreement;

                          (b)  On and after the Closing Date, UPC and each UPC
Subsidiary shall give such further assistance to CBI and shall execute, acknowledge and deliver all such documents and instruments as CBI may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (c)  Between the date of this Reorganization
Agreement and the Closing Date, UPC and each UPC Subsidiary shall afford CBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to UPC and any UPC Subsidiary. UPC and each UPC Subsidiary shall provide reasonable assistance





                      REORGANIZATION AGREEMENT - Page 58
to CBI in its investigation of matters relating to UPC and any UPC Subsidiary;
and

                          (d) Subject to the terms and conditions of this
Reorganization Agreement, UPC agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 6.5 Indemnification. (a) From and after the Effective Time of the Merger, UPC shall or UPC shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of CBI and its Subsidiaries (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of their status as such officer, director, employee or agent for actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Reorganization Agreement) and, further, including without limitation, any proceeding in which an Indemnified Party becomes or may become involved as a witness, defendant or otherwise as a result of any such act or omission) to the fullest extent permitted under Missouri law and by the Articles of Incorporation and bylaws of CBI as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in any case in which approval by UPC or the Surviving Corporation shall be required to effectuate any indemnification, UPC shall or UPC shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel selected by the Indemnified Party. UPC shall, and shall cause the Surviving Corporation to, apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

         (b) For three years after the Effective Time of the Merger, UPC shall or shall cause the Surviving Corporation to provide the directors and officers of CBI and its Subsidiaries with the same directors' and officers' liability insurance coverage, if reasonably available, that UPC provides to directors and officers





                      REORGANIZATION AGREEMENT - Page 59
of its other banking subsidiaries generally, with respect to claims arising from facts or events which occurred prior to or at the Effective Time.

         (c) If after the Effective Time of the Merger,UPC or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with, or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made such that the successors and assigns of UPC or the Surviving Corporation shall assume any remaining obligations set forth in this
Section 6.5.


                                   ARTICLE 7

                           COVENANTS OF CBI COMPANIES

                 7.1 Proxy Statement; CBI Shareholder Approval. CBI shall call a special meeting of its shareholders (the "Shareholders Meeting") to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held no later than November 30, 1995, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting,
(i) CBI shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement on the appropriate SEC Form and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the CBI Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the CBI Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement;
(iii) the Board of Directors of CBI shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to the CBI Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) CBI shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such CBI Shareholders' approvals.





                      REORGANIZATION AGREEMENT - Page 60

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

                          (a)  CBI and each CBI Subsidiary shall, and CBI shall
cause each CBI Subsidiary to:

                                  (i)   Operate its business only in the usual,
         regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organization and assets and maintain in effect its rights and franchises;

                                  (iii) Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or of UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)  Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of CBI or the CBI Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its best efforts to retain any CBI
         Subsidiary's present customer base and to enhance the probability of the retention of such customer base by each CBI Subsidiary and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees such that such employees will continue to perform effectively and will be available to CBI, any CBI Subsidiary or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and





                      REORGANIZATION AGREEMENT - Page 61
         to assure the continuance of any CBI Subsidiary's customer relationships;

                          (b)  CBI and each CBI Subsidiary agree to use their
best respective efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and are not aware of any reason why such Government Approvals cannot be obtained; CBI and each CBI Subsidiary shall provide to UPC or to the appropriate governmental authorities all information required to be submitted in connection with obtaining such approvals;

                          (c) CBI and each CBI Subsidiary, at their own cost
and expense, shall use their respective best efforts to secure all necessary consents and all consents and releases, if any, which may be required of CBI or of any CBI Subsidiary or from any third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

                          (d)  At all times prior to the Closing, CBI and each
CBI Subsidiary shall promptly inform UPC in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the Schedules of Exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of CBI and of each CBI Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, UPC shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or Schedules which initially shall have become a part of this Reorganization Agreement;

                          (e)  On and after the Closing Date, CBI and each CBI
Subsidiary shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, CBI and each CBI Subsidiary shall afford UPC and its authorized agents and representatives





                      REORGANIZATION AGREEMENT - Page 62
reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to CBI and any CBI Subsidiary. CBI and each CBI Subsidiary shall provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, CBI and each CBI Subsidiary agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. CBI shall use, and shall cause each of its Subsidiaries to use, its best efforts to assist UPC in obtaining the consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, CBI and each CBI Subsidiary covenant and agree that they will neither do, nor agree or commit to do, nor permit any CBI Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Charter or Bylaws; or

                          (b)  With the exception of the collateralization of a
loan from Boatmen's Bank expected to be incurred incidental to the acquisition of HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, Jonesboro, Arkansas, impose, or suffer the imposition, on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights





                      REORGANIZATION AGREEMENT - Page 63
or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or
(iii) recapitalize in any way; or (iv) declare a stock dividend on the CBI Common Stock; or (v) with the exception of its regular cash dividend of Eighteen Cents ($.18) per share per quarter, increasing to Nineteen Cents ($.19) cents per share per quarter beginning in the third quarter of 1995, the declaration dates of which shall be consistent with past practice, pay or declare any cash dividends or make or declare any other type of distribution on the CBI Common Stock except as expressly permitted in Section 8.2(i) of this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of CBI Common Stock, or any other capital stock of CBI or of any CBI Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock should be directly sold or otherwise directly transferred to CBI or any CBI Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of CBI or of any CBI Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of CBI or any CBI Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any CBI Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of CBI or any CBI Subsidiary to





                      REORGANIZATION AGREEMENT - Page 64
any CBI Subsidiary in excess of an aggregate of $100,000 (for CBI and its Subsidiaries on a consolidated basis) except for a loan to CBI by a CBI Subsidiary with respect to the headquarters building of CBI and except in the ordinary course of the business of CBI or such CBI Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                          (g)  Grant any increase in compensation or benefits
to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of CBI or of any CBI Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change shall be required by applicable law; or

                          (h)  Amend any existing employment contract between
it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment shall be required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 which CBI or the applicable CBI Subsidiary (or their respective successors) shall not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time of the Merger; or

                          (i)  Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that shall be required by law or that, in the opinion of counsel, shall be necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contract, purchase or
sale agreement or lease agreement which is material to CBI or to any CBI Subsidiary; or

                          (k)  Make any material capital expenditure except for
ordinary purchases, repairs, renewals or replacements; or

                          (l)  Enter into any material transaction other than
in the ordinary course of business; or





                      REORGANIZATION AGREEMENT - Page 65

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or holder of 2% or more of the outstanding CBI Common Stock, or to any officer or director of a CBI Subsidiary, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed $1,000,000, or amend in any material respect the terms of any such credit outstanding on the date hereof.

                 7.4      Certain Actions.   (a)  Except to the extent
necessary to consummate the transactions specifically contemplated by this Reorganization Agreement, CBI and the CBI Financial Subsidiaries shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of CBI, based upon the advice of outside counsel, to be required in order to fulfill its fiduciary obligations. CBI shall notify UPC immediately if any Acquisition Proposal shall have been, or should hereafter be received by CBI or by any of the CBI Financial Subsidiaries, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of CBI's (or, if applicable, any CBI Financial Subsidiary's) Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any requests, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving CBI or any of the CBI Financial Subsidiaries; (ii) acquire the right to vote ten percent (10%) or more of the CBI Common Stock or any CBI Financial Subsidiary's Common Stock; (iii) acquire a significant portion of the assets or earning power of CBI or of any CBI Financial Subsidiary; or (iv) acquire in excess of ten percent (10%) of the outstanding CBI Common Stock or any CBI Financial Subsidiary's Common Stock.





                      REORGANIZATION AGREEMENT - Page 66

         (b) As a condition of, and as an inducement to UPC's entering into this Reorganization Agreement, CBI and each of the CBI Financial Subsidiaries covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either CBI's or any of the CBI Financial Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether CBI or the CBI Financial Subsidiaries have otherwise complied with the provisions of Section 7.4(a) hereof, that CBI or such third-party which is a party to the Acquisition Proposal shall have paid to UPC the sum of Six Million Dollars ($6,000,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Reorganization Agreement and
(ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, CBI and the CBI Financial Subsidiaries hereby jointly and severally stipulate and covenant that prior to CBI's or any one or more of the CBI Financial Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either CBI or such third- party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. UPC and INTERIM each acknowledges that under no circumstances shall any officer or director of CBI or the CBI Financial Subsidiaries (unless such officer or director shall have an interest in a potential acquiring party in an Acquisition Proposal) be held liable to any of them for any amount of the foregoing payment. On payment of such amount to UPC, neither UPC nor INTERIM shall have any cause of action or claim (either in law or equity) whatsoever against CBI or any of the CBI Financial Subsidiaries, or against any officer or director of CBI or the CBI Financial Subsidiaries, or the third party, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.





                      REORGANIZATION AGREEMENT - Page 67

         The requirements, conditions, and obligations imposed by this Section
7.4 shall continue in effect from the date of this Reorganization Agreement until April 30, 1996, unless or until the earlier of any of the following events shall occur, in which event, thereafter neither CBI, the CBI Financial Subsidiaries nor any third party that is involved in an Acquisition Proposal shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) by mutual consent of the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC, INTERIM or CBI pursuant to Section 9.1(c) of this Reorganization Agreement;
                 (iii) by CBI pursuant to Section 9.1(d) of this Reorganization Agreement; (iv) by CBI pursuant to Section 9.1(g) of this Reorganization Agreement; (v) by UPC or CBI pursuant to
                 Section 9.1(j) of this Reorganization Agreement; (vi) by CBI pursuant to Section 9.1(k) or (vii) by UPC or CBI pursuant to
                 Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; or

         (2) In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Noncompliance by UPC or INTERIM with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;

                          (ii) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (iii) The failure by UPC or INTERIM to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1(c)(i) of this Reorganization Agreement;

                          (iv) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (v)     The failure to receive the requisite
                          approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than





                      REORGANIZATION AGREEMENT - Page 68
                          any such failure arising out of any action or inaction on the part of CBI or of any CBI Financial Subsidiary;

                          (vi) The failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement; or

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), 8.2(i), or 8.2(k).

                          (viii) The failure by UPC to deliver to CBI and the CBI Financial Subsidiaries the certificates contemplated by Section 8.3 of this Reorganization Agreement.



                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of CBI. Unless waived in writing by CBI, the obligation of CBI to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, CBI shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an Assistant Secretary of UPC and INTERIM dated as of the Closing Date certifying that:





                      REORGANIZATION AGREEMENT - Page 69

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  CBI shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates representing and evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligation of UPC to deliver to the CBI Record Holders the Consideration under this Reorganization Agreement and the Plan of Merger; and

                          (e)     Opinion of UPC's and INTERIM's Counsel.  CBI
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to CBI, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee and INTERIM is a Tennessee





                      REORGANIZATION AGREEMENT - Page 70
         corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of CBI) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                                  (iii) neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such other states and may be limited, in any event, to Federal Law and the law of the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                          (f)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to, or destruction of, any real property, improvements or personal property of UPC or of any UPC Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of UPC or any UPC Subsidiary; provided, however, that the availability of insurance





                      REORGANIZATION AGREEMENT - Page 71
coverage shall be taken into account in determining whether there shall have been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, UPC and each UPC Subsidiary shall have afforded CBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to UPC and each UPC Subsidiary. UPC and each UPC Subsidiary shall have caused all UPC or any such UPC Subsidiary personnel to provide reasonable assistance to CBI in its investigation of matters relating to UPC and any UPC Subsidiary;

                          (h)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of UPC or of any UPC Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to UPC or any UPC Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (i)     Fairness Opinion. CBI shall have received a
"fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the CBI Record Holders incidental to the Merger is fair to them from a financial point of view and such fairness opinion shall not have been withdrawn prior to the Closing Date; and

                          (j)     Tax Opinion.  CBI shall have received a
written opinion from its legal counsel, Messrs. Peper, Martin, Jensen, Maichel and Hetlage to the effect that, in the opinion of such legal counsel, the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under IRC Section 368 and that the CBI Record Holders will not recognize any gain or loss to the extent that such CBI Record Holders shall exchange shares of CBI Common Stock for shares of UPC Common Stock (other than any fractional share of UPC Common Stock which shall remain after aggregating all shares of UPC Common Stock to which each CBI Record shall be entitled to receive in the Merger) contemplated





                      REORGANIZATION AGREEMENT - Page 72
by this Reorganization Agreement assuming that the shares of CBI Common Stock so exchanged by such CBI Record Holders shall be held by them as capital assets at the Effective Time of the Merger; (b) that the basis of the UPC Common Stock received will be the same as the basis of the CBI Common Stock exchanged therefor; and (c) that the holding period of the UPC Common Stock received will include the holding period of the CBI Common Stock surrendered in the exchange.

                 8.2 Conditions to Obligations of UPC and INTERIM. Unless waived in writing by UPC, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of CBI and of each CBI Subsidiary to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of CBI and of each CBI Subsidiary contained in
Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or Cashier or by an Assistant Secretary or Assistant Cashier of CBI and each CBI Subsidiary dated as of the Closing Date certifying that:

                                        (A)     CBI's Board of Directors and
                 shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of CBI is an officer of CBI holding the office or offices specified therein, with full power and authority to execute and deliver this Reorganization Agreement and any and all other





                      REORGANIZATION AGREEMENT - Page 73
                 documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of CBI
                 and of each CBI Subsidiary attached to such certificate remain in full force and effect; and

                                        (D)     CBI and all CBI Subsidiaries
                 are in good standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of CBI and each CBI Subsidiary stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) of this Reorganization Agreement, as to each of them, have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of any real property, improvements or personal property of CBI or of any CBI Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of CBI or any CBI Subsidiary; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there shall have been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either
(i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, CBI and each CBI Subsidiary shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to CBI and each CBI Subsidiary. CBI and each CBI Subsidiary shall have caused all CBI or any such CBI Subsidiary personnel to provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or





                      REORGANIZATION AGREEMENT - Page 74
condition (financial or otherwise) of CBI or of any CBI Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to CBI or any CBI Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of CBI's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to CBI and the CBI Subsidiaries, dated the Closing Date, addressed to UPC and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       CBI is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Missouri;

                                  (ii)      each CBI Subsidiary is duly
         organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                                  (iii)    this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by CBI and by each CBI Financial Subsidiary and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of CBI, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by CBI or any CBI Subsidiary of this Reorganization Agreement or any of the documents to be executed and delivered by CBI and any CBI Subsidiary in connection herewith and the consummation of the Merger and ancillary transactions described in the Reorganization Agreement.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of CBI or of any CBI Subsidiary or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and to the law of the State of





                      REORGANIZATION AGREEMENT - Page 75

Missouri; and (iii) incorporate, be guided by and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)     Other Business Combinations, Etc.  Except as
otherwise provided in this Reorganization Agreement, neither CBI nor any CBI Subsidiary shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which CBI or any CBI Subsidiary would merge; consolidate with; effect a business combination with; sell any substantial part of CBI's or any CBI Subsidiary's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of CBI or of any CBI Subsidiary or the benefits of acquiring the CBI Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing, (i) the total consolidated assets of CBI and Subsidiaries shall be not less than $970,000,000; (ii) the total consolidated stockholders' equity of CBI shall have been not less than $74,440,000 at December 31, 1994, and shall have increased since that date through earnings growth less any dividends which shall have been declared as permitted hereunder; (iii) the tangible equity capital of CBI shall be not less than its reported level as of December 31, 1994, and shall have increased since that time through earnings growth less any dividends which shall have been declared as permitted hereunder; (iv) neither CBI nor any CBI Subsidiary shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Reorganization Agreement (such that there shall be not more than 3,067,268 shares of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger other than those additional shares which shall have been issued by CBI subsequent to December 31, 1994, incidental to the exercise of stock options, warrants and similar rights to acquire CBI Common Stock which were issued and outstanding on that date and which have been disclosed to UPC in this Reorganization Agreement and other than shares of CBI Common Stock which shall have been issued incidental to conversion of the CBI Convertible Notes);
(v) from December 31, 1994, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by either CBI or any CBI Subsidiary; (vi) neither CBI nor any CBI Subsidiary shall have issued or granted since December 31, 1994, through the Closing Date any CBI Stock Options; (vii) from the date hereof, except as permitted in Section 7.3(c)(v) of this Reorganization Agreement, CBI shall not have declared or paid any cash dividends or other distributions prior to Closing; and (viii) the Merger shall qualify as one or





                      REORGANIZATION AGREEMENT - Page 76
more tax-free reorganizations under Section 368 of the IRC of 1986, as amended. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that CBI and each CBI Subsidiary shall have been operated consistently in the normal course of their respective businesses; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                 (j) Non-Compete Agreements. Each member of the Board of Directors of CBI, other than Van H. Puls and P. Anthony Novelly, should he become a director, shall have entered into a non-compete agreement with UPC, CBI and each CBI Financial Subsidiary substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as
Exhibit 8.2(j), providing for a term of two (2) years from Closing and covering those Counties in the State of Missouri (and, if applicable, Arkansas) in which CBI and the CBI Financial Subsidiaries shall maintain their banking offices, including branches, on the Closing Date as well as those Counties which are contiguous to those counties in which they operate banking offices or branches; and such Board Member shall not be involved in any way with the formation or organization of a new financial institution which would maintain banking offices in any of such counties;

                 (k) Tax Opinion. UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the IRC and that neither UPC, INTERIM nor CBI will recognize any gain or loss for federal income tax purposes as a result of the consummation of the transactions contemplated by the Reorganization Agreement;

                 (l) Receipt of Affiliate Letters. UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each CBI Record Holder who would be deemed under the Securities Laws to be an Affiliate of CBI at the time of Closing and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such CBI Record Holder shall not pledge, assign, sell, transfer, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such





                      REORGANIZATION AGREEMENT - Page 77

CBI Record Holder upon consummation of the Merger nor enter into any formal or informal agreement to pledge, assign, sell, transfer, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement if such disposition of, commitment to dispose of, or reduction of the risk of ownership of the shares of UPC Common Stock to be received in the Merger (collectively, a "Disposition"):

                          (i) would require the Merger and other transactions contemplated by the Reorganization Agreement to be accounted for under the "purchase" method of accounting rather than under the "pooling-of-interests" method of accounting; or

                          (ii) would constitute a sale or other disposition of such shares of UPC Common Stock in violation of the Securities Laws; or

                          (iii) would adversely affect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax-free "reorganizations" in the sense of Section 368 of the IRC such that the tax-free status of the transactions might be jeopardized for federal income tax purposes.

Accordingly, no Affiliate shall effect a Disposition prior to the date on which UPC shall have released to the public the financial results of the combined operations of UPC and CBI for a period of not less than 30 days duration in order to satisfy the requirements of clause (i). In addition, no Affiliate shall effect a Disposition otherwise than by compliance with SEC Rules 144 or 145 or in a transaction which, in the opinion of counsel satisfactory to UPC, shall be exempt from the registration requirements of the 1933 Act in order to satisfy the requirements of clause (ii) above. Moreover, each Affiliate shall represent and warrant to UPC that as of the Closing Date such Affiliate has no present intention of disposing of any amount in excess of 45% of the shares of UPC Common Stock to be received by such Affiliate as Consideration for the CBI Common Stock surrendered in the transaction and shall undertake to make no disposition of any of the remaining 55% of the UPC Common Stock received by such Affiliate for a period of not less than 24 months (or, with the approval of UPC, such shorter period as may be justified by material events, occurrences or changes in circumstances which were not reasonably foreseeable or foreseen on the Closing Date)in order to protect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax-free "reorganizations" in the sense of Section 368 of the IRC; and





                      REORGANIZATION AGREEMENT - Page 78

                 (m) Fairness Opinion. UPC shall have received a "fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the CBI Record Holders in exchange for their shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization agreement is fair to the shareholders of UPC from a financial point of view; such fairness opinion shall not have been withdrawn prior to the Closing Date; and UPC shall have received an updated "fairness opinion" letter from such advisers dated within five days of the Closing Date confirming that, in the opinion of such adviser, such Consideration to be received by the CBI Record Holders continues to be fair to the UPC Shareholders from a financial point of view.

                 (n) Pooling of Interests Accounting Treatment. UPC shall have received (i) from Price Waterhouse or other independent accountants satisfactory to UPC, a letter dated within five days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from CBI's regularly retained independent accountants or other accountants acceptable to UPC, a letter dated within five days prior to the Closing Date stating that, upon a review of the books and records of CBI, such accountants are aware of no reason why the business combination described in this Reorganization Agreement to which CBI is a Party should not be accounted for as a "pooling of interests" under generally accepted accounting principles.


                 8.3 Conditions to Obligations of All Parties. The obligation of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     No Pending or Threatened Claims.  That no
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and

                          (b)     Government Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and





                      REORGANIZATION AGREEMENT - Page 79

                          (c)     Shareholder Approval.  The shareholders of
CBI shall have approved the Merger in accordance with the Missouri Code; and

                          (d)     Registration Statement.  UPC's Registration
Statement to be filed with the SEC shall have been declared effective by the SEC and shall not be subject to a stop order issued by the SEC and, should the offer and sale of the UPC Common Stock incidental to the Merger described in this Reorganization Agreement be subject to the Blue Sky Laws of any state, shall not be subject to any stop order of any state securities commission.


                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should CBI or any CBI
Subsidiary fail to conduct its business pursuant to CBI's and such CBI Subsidiary's Covenants made in Article 7;

                          (c)  By UPC, INTERIM or CBI in the event the Closing
shall not have occurred by January 31, 1996 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then CBI and any CBI Subsidiary that is a party to this Reorganization Agreement shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals shall have been obtained and any statutory waiting periods shall have expired; provided, however, the Closing Date shall not be extended under the provisions of this Section 9.1(c) beyond April 30, 1996;

                          (d)     By either UPC, INTERIM or CBI, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or CBI may, upon written notice to the other, extend the term





                      REORGANIZATION AGREEMENT - Page 80
of this Reorganization Agreement for only one 60-day period to prosecute diligently and overturn such denial, provided, further, that such denial shall have been appealed within twenty (20) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, or by CBI if the conditions set forth in
Section 8.1 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, and such failure shall not have been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or any CBI Subsidiary taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the CBI Common Stock which are the subject of the instant transaction;

                          (g)     By UPC, INTERIM or CBI in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)  By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any letter of intent or agreement with a view to being acquired by, or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine with or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)  By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring CBI or any CBI Subsidiary to raise additional capital or to sell a substantial portion of its assets;

                          (j) By either Party, without penalty, during the "due
diligence review" period described in Section 2.3 of this Reorganization Agreement in the manner provided, and on the basis set forth in said Section 2.3.





                      REORGANIZATION AGREEMENT - Page 81

                          (k)     By CBI in the event that there shall have
been, in CBI's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC; or

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:


If to UPC/INTERIM:                Union Planters Corporation
                                  Post Office Box 387 (for mailing)
                                  Memphis, Tennessee  38147
                                  7130 Goodlett Farms Parkway (for deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                        E. James House, Jr., Esquire, Secretary





                      REORGANIZATION AGREEMENT - Page 82

With a copy to:                   McDonnell Dyer, P.L.C
                                  Post Office Box 775000 (for mailing)
                                  Memphis, TN 38177-5000
                                  6075 Poplar Avenue (Suite 650) (deliveries)
                                  Memphis, TN 38119
                                  Fax:  (901) 537-1010
                                  Attn: Marion S. Boyd, Jr.

If to CBI:                        Capital Bancorporation, Inc.
                                  Post Office Box 2017 (for mailing)
                                  Cape Girardeau, MO 63702-2017
                                  407 N. Kingshighway (4th Floor) (deliveries)
                                  Cape Girardeau, MO 63701
                                  Fax:  (314) 335-1085
                                  Attn: Mr. Van H. Puls
                                  President & Chief Executive Officer
                                  Mr. David G. Collier, Secretary

With a copy to:                   Peper, Martin, Jensen, Maichel and Hetlage
                                  720 Olive Street (24th Floor)
                                  St. Louis, MO 63101
                                  Fax:  (314) 621-4834
                                  Attn: John R. Short, Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Tennessee.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of





                      REORGANIZATION AGREEMENT - Page 83
which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. CBI, each CBI Subsidiary, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC shall not obligate UPC or INTERIM to obtain or to provide CBI or any CBI Subsidiary additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or INTERIM shall deem in good faith to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties, provided, however, that the Parties shall mutually develop in advance, responses to anticipated inquiries by the press.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with
Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any





                      REORGANIZATION AGREEMENT - Page 84
other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that, subject to the provisions of Section 2.5, no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC, INTERIM and CBI shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. Except as disclosed in Schedule 10.12, UPC, INTERIM, CBI and each CBI Subsidiary represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.





                      REORGANIZATION AGREEMENT - Page 85

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by CBI or any CBI Subsidiary, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of CBI and each CBI Subsidiary. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by CBI or any CBI Subsidiary, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. CBI and each CBI Subsidiary covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.16 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered





                      REORGANIZATION AGREEMENT - Page 86
in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.



                                           CAPITAL BANCORPORATION, INC.


                                           By:
                                               -------------------------------
                                                        Van H. Puls
                                                   Its: President and Chief
                                                          Executive Officer
ATTEST:


- ------------------------------
David G. Collier, Secretary



                                        CAPITAL TRUST Dated February 4, 1994

                                        ------------------------------------
                                        William G. Lauber, Co-trustee

                                        ------------------------------------
                                        Douglas D. Hommert, Co-trustee



                                        PAN-BANK TRUST Dated February 11, 1994

                                        ------------------------------------
                                        William G. Lauber, Co-trustee

                                        ------------------------------------
                                        Douglas D. Hommert, Co-trustee



                                        CNN-BANK TRUST Dated February 11, 1994

                                        ------------------------------------
                                        William G. Lauber, Co-trustee

                                        ------------------------------------
                                        Douglas D. Hommert, Co-trustee





                      REORGANIZATION AGREEMENT - Page 87

                                           JJN-BANK TRUST Dated February 4, 1994

                                           ------------------------------------
                                           William G. Lauber, Co-trustee

                                           ------------------------------------
                                           Douglas D. Hommert, Co-trustee



                                           MDN-BANK TRUST Dated February 4, 1994

                                           ------------------------------------
                                           William G. Lauber, Co-trustee

                                           ------------------------------------
                                           Douglas D. Hommert, Co-trustee



                                           UNION PLANTERS CORPORATION


                                           By:
                                               -------------------------------
                                                 Jackson W. Moore
                                           Its:  President
ATTEST:



- ------------------------------
E. James House, Jr., Secretary





                                           CBI ACQUISITION COMPANY, INC.


                                           By:
                                               -------------------------------
                                                Jackson W. Moore
                                           Its: President
ATTEST:



- ------------------------------
E. James House, Jr., Secretary





                      REORGANIZATION AGREEMENT - Page 88

                                                                       EXHIBIT A

                                 PLAN OF MERGER


                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                          CAPITAL BANCORPORATION, INC.
                            (A MISSOURI CORPORATION)

                                 WITH AND INTO

                         CBI ACQUISITION COMPANY, INC.
                           (A TENNESSEE CORPORATION)


         THIS PLAN OF MERGER (the "Plan of Merger") is made and entered into as of the ____ day of __________, 1995, by and between CAPITAL BANCORPORATION, INC. ("CBI"), a corporation chartered and existing under the laws of the State of Missouri which is a registered bank holding company and whose principal offices are located at 407 N. Kingshighway, Fourth Floor, Cape Girardeau, Cape Girardeau County, Missouri 63701; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act of 1956; and CBI ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.


                                    PREAMBLE

         WHEREAS, UPC, INTERIM and CBI have entered into an Agreement and Plan of Reorganization dated as of the 20th day of June, 1995 (the "Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof, providing for the merger of CBI with and into INTERIM (which would be the Surviving Corporation), the conversion and cancellation of all of the CBI Series C Preferred Stock and the acquisition of all of the CBI Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and in this Plan of Merger; and





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 89

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and CBI are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if CBI were to be merged with and into INTERIM (the "Surviving Corporation") which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger and, upon such Merger becoming effective, the Surviving Corporation would continue as a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, CBI, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of CBI with and into INTERIM, the survivor thereof (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1     CBI ACQUISITION COMPANY, INC.   The authorized capital stock
of INTERIM consists of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding and no shares of INTERIM Common Stock are held by it as treasury stock. All of such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2     CAPITAL BANCORPORATION, INC.   The authorized capital stock of
CBI consists of 6,500,000 shares of common stock having a par value of $.10 per share (the "CBI Common Stock"), and 200,000 shares of preferred stock having a par value of $1.00 per share (the "CBI Preferred Stock). As of the date hereof, 3,067,268 shares of CBI Common Stock were issued and outstanding, no shares of CBI Common Stock were held by CBI as CBI Treasury Stock and 27,600 shares of CBI Series C Preferred Stock were issued and outstanding.





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 90

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                         CBI ACQUISITION COMPANY, INC.
                                      and
                          CAPITAL BANCORPORATION, INC.

         3.2     Surviving Corporation.  The Surviving Corporation shall be:

                         CBI ACQUISITION COMPANY, INC.

the name of which shall, at the Effective Time of the Merger, be changed to and thereafter continue to be:

                          CAPITAL BANCORPORATION, INC.


         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with, this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger shall become effective on the date and at the time of filing of Articles of Merger and this Plan of Merger with the Secretary of State of the State of Tennessee or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger"). At the Effective Time of the Merger, CBI shall be merged with and into INTERIM which shall survive the Merger, whereupon the separate existence of CBI shall cease and INTERIM and CBI shall become and be a single corporation in INTERIM as the Surviving Corporation as provided in
Section 48-21-108 of the Tennessee Code Annotated (the "Tennessee Code"). Thereafter the Surviving Corporation shall possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both CBI and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both CBI and INTERIM as more particularly described in ARTICLE 4 below.

         3.4 Charter. At the Effective Time of the Merger, the Charter of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of INTERIM as the Surviving Corporation unless and until the same shall be amended as provided by law and the terms of such Charter.





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 91

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter or such Bylaws.

         3.6     Directors and Officers.

                 (a) The following persons shall, at the Effective Time of the Merger, become and be the directors of the Surviving Corporation: Jackson W. Moore, Jack M. Parker, M. Kirk Walters and E. James House, Jr. all of whom are residents of Memphis, Tennessee, each to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their respective successors shall have been elected and shall have qualified or they shall be removed as provided therein.

                 (b) The officers of CBI in office immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their respective successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7 Name. At the Effective Time of the Merger, the name of INTERIM as the Surviving Corporation shall be changed to:

                          CAPITAL BANCORPORATION, INC.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

         4.1     Terms of the Merger.

                 (a) Satisfaction of Conditions to Closing. After the transactions contemplated in the Reorganization Agreement shall have been approved by the shareholders of CBI and INTERIM and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in
Section 3.2 of the Reorganization Agreement.

                 (b) Effective Time of the Merger. Upon the satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing Articles of Merger and this Plan of Merger with the Secretary of State of





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 92 the State of Tennessee or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger").

                 (c) Shares of INTERIM to Remain Outstanding. At the Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding as one share of the issued and outstanding common stock of the Surviving Corporation.

                 (d)      Conversion of Outstanding Shares of CBI.

                          (1) CBI PREFERRED STOCK. CBI has outstanding 27,600 shares of its Series C Preferred Stock having a stated value and redemption value of $500.00 per share. The CBI Series C Preferred Stock is currently redeemable at the option of CBI at $500 per share together with unpaid accrued dividends thereon with the prior written consent of the Federal Reserve. Unless earlier redeemed by CBI, the Series C Preferred Stock shall, as a result of the Merger becoming effective and without any action on the part of anyone, be converted exclusively into the right of the holders thereof to receive in cash Five Hundred Dollars ($500) per share, together with all accrued and unpaid dividends thereon (whether or not declared) calculated to the Effective Date of the Merger in the manner provided in CBI's CERTIFICATE OF PREFERRED STOCK DESIGNATION dated June 10 1992 pursuant to which the CBI Series C Preferred Stock has been issued.

                          (2) CBI COMMON STOCK. At the Effective Time of the Merger, each share of common stock of CBI having a par value of $.10 per share (the "CBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.1(e) hereof.

                 (e) Conversion and Exchange of Shares of CBI Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holders who shall have properly perfected such Record Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each CBI Record Holder to receive in exchange for such holder's shares of CBI Common Stock,





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 93 whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the CBI Record Holder is entitled as provided in this Section 4.1(e) hereof and Section 3.1(e) of the Reorganization Agreement. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of the Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsections 4.1(e)(3) and 4.1(e)(4) below, the number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of One and 185/1000 (1.185) shares of UPC Common Stock for each share of CBI Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this
         Section 4.1(e) is based upon there being no more than an aggregate of 3,067,268 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger in addition to any shares of CBI Common Stock which shall have been issued in connection with: (i) the exercise of options or warrants which were outstanding on the date of the Reorganization Agreement, the existence of which was specifically disclosed in the Reorganization Agreement or in a Schedule of Exceptions thereto or (ii) the conversion of the principal of the CBI Convertible, Subordinated Capital Notes referred to in Section 2.8, of the Reorganization Agreement; provided, however, that no fractional shares of UPC Common Stock shall be issued in the transaction and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a CBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 4.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share [as defined in the following Subsection 4.1(e)(2)] of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., the "closing price") of the UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal,





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 94

         Midwestern Edition, shall be rebuttably presumed to be correct) for each of the ten (10) general market trading days next preceding the Closing Date on which the NYSE shall have been open for business (the "Pricing Period"). In the event the UPC Common Stock should not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and the number of days on which the UPC Common Stock actually traded on the NYSE during the Pricing Period.

                          (3) EFFECT OF EXERCISE OF DISSENTERS' RIGHTS ON THE EXCHANGE RATIO. Should CBI Record Holders holding as much as seven percent (7%) of the shares of CBI Common Stock issued and outstanding at the time of Closing have perfected such CBI Record Holders' Dissenters' Rights pursuant to the Missouri Code and have maintained the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM have the right, exercisable in their sole discretion, to either terminate the Reorganization Agreement without penalty or, subject to the prior approval of a committee consisting of those persons who were serving on the CBI Board of Directors immediately prior to the Effective Time of the Merger, to reduce the per share Consideration to be delivered by UPC hereunder (i.e., the Exchange Ratio) by an amount sufficient to offset against the aggregate Consideration the amount by which (A) the aggregate amount paid, or required to be paid, by INTERIM as the Surviving Corporation to such dissenting CBI Record Holders in satisfaction of their Dissenters' Rights shall exceed (B) the value of the Consideration which would have been delivered hereunder to such dissenting Record Holders had they not exercised their Dissenters' Rights. The "value" referred to in the previous sentence shall be the Current Market Price Per Share of the UPC Common Stock as defined in Subsection 4.1(e)(2) above.

                          (4) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 95

         (f)     Mechanics of Payment of Consideration.

                          (1) THE CBI COMMON STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 10th day after the receipt of such certificates, mail to the former CBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Record Holder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of CBI Common Stock were converted and aggregated at the





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 96

         Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any CBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of CBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each CBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this
         Section 4.1(f), receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Record Holder. Should the Exchange Ratio potentially be subject to adjustment in the manner provided in Section 4.1(e)(3) or
         Section 4.1(e)(4) above, the Exchange Agent shall, with the presumed consent of each CBI Record Holder, withhold delivery of the Consideration until such time as the amount of the adjustment to the Exchange Ratio shall have been determined upon the proceedings upon the Dissenters' Rights having become final; provided, however, that if a CBI Record Holder should so elect in his or her Letter of Transmittal, the





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 97

         Exchange Agent shall retain for future delivery only such part of the Consideration as shall be reasonably estimated to be required to effect the adjustment described in Section 4.1(e)(3) or Section 4.1(e)(4) hereof and shall deliver to the CBI Record Holder the remainder of the Consideration.

                          (2) THE CBI PREFERRED STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of those persons who shall be holders of record of the CBI Series C Preferred Stock immediately prior to the Effective Time of the Merger, the Exchange Agent shall deliver to each of such holders of CBI Series C Preferred Stock such materials and information as may be deemed necessary by the Exchange Agent to advise them of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock in order for such holders thereof to receive the consideration into which such shares shall have been converted upon the Merger becoming effective. Such procedures shall be the same as the procedures set forth above with respect to the surrender of the CBI Common Stock certificates against receipt of the Consideration; provided, however, that if all of such CBI Series C Preferred Stock shall be held of record at the Effective Time of the Merger by Capital Bank of Cape Girardeau County or its successor as Depositary for the benefit of the holders of Depositary Shares, each representing a 1/25th (or other)interest in a share of CBI Series C Preferred Stock, the Exchange agent shall, by prior arrangement with such Depositary, cause to be transferred by wire transfer to the Depositary against delivery of the certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock immediately available funds in an amount sufficient to pay the redemption price of $500 per share plus unpaid accrued dividends as provided in Subsection 4.1(d)(1) of this Plan of Merger. This transfer shall be effected by the Exchange Agent as soon as practicable after the Effective Time of the Merger.

         4.2 Transfer of Assets. At the Effective Time of the Merger, INTERIM, as the Surviving Corporation, shall thereupon and thereafter possess all of the rights, assets, licenses, permits, privileges, immunities, franchises and other similar interests, as well of a public as of a private nature, of both of INTERIM and CBI; and all property, whether real personal, or mixed, and whether tangible or intangible, and whether liquidated or unliquidated, and whether real or contingent; and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of INTERIM and CBI, shall be taken and deemed to be transferred to, and vested in INTERIM as the Surviving Corporation without further act, deed, conveyance,





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 98 assignment or other instrument of transfer, all as provided in Section 48-23-108(2) of the Tennessee Code; and the title to any real estate, or any interest therein, under the laws of the State of Missouri vested in INTERIM or CBI as the merging corporations, shall not revert or be in any way impaired by reason of such Merger as provided in Title 23, Section 351.450(4) of the Missouri Code.

         4.3 Assumption of Liabilities. Following the Effective Time of the Merger, the Surviving Corporation shall thenceforth be responsible and liable for all of the debts, liabilities, obligations and contracts of both INTERIM and CBI, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM, or CBI; and any claim existing or action or proceeding pending against either of such corporations may be prosecuted to judgment as if such Merger had not taken place, or INTERIM as such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of INTERIM or CBI shall be impaired by their Merger, all as provided in Section 48-21-108(3) of the Tennessee Code.

         4.4 Dissenters' Rights of CBI Shareholders. Any CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Title 23 Section 351.455 of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. A CBI Record Holder who shall have perfected such holder's "Dissenter's Rights" is referred to herein as an "CBI Dissenting Shareholder." UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

         4.5 Approvals of Shareholders of CBI and INTERIM. In order to become effective, the Merger must be approved by the respective shareholders of CBI and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Missouri and Tennessee.

         4.6 CBI Stock Options. Each CBI Stock Option or warrant which shall be outstanding at the Effective Time of the Merger shall, without any action on the part of anyone, be automatically converted into an option to acquire at the exercise price per share of CBI Common Stock that number of shares of UPC Common Stock as shall be equal to the Exchange Ratio; e.g., assuming





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 99
that the Exchange Ratio were 1.185 shares of UPC Common Stock for each share of CBI Common Stock, a holder of an option or warrant to purchase 100 shares of CBI Common Stock for $20.00 per share would, upon exercise by paying the exercise price of $2,000, receive, after aggregation, 118 full shares of UPC Common Stock and a cash settlement for the remaining .5 share based upon the closing price of the UPC Common Stock on the date of exercise of the option or
warrant [100 X 1.185 = 118.5].   It is expected that at the Effective Time of
the Merger any validly issued and outstanding CBI Stock Options will either be exercised by the holders thereof or converted into options to acquire shares of UPC Common Stock at the election of the holders thereof.

         4.7 CBI Convertible Subordinated Capital Notes. As of June 20, 1995, CBI had outstanding $207,400 in principal amount of 9% Convertible Subordinated Capital Notes which are due and payable on June 30, 1997 (the "CBI Convertible Notes" or "Notes"). At the option of the holders, the Notes are convertible into shares of CBI Common Stock prior to maturity at the rate of one share of CBI Common Stock for each $20.00 of principal outstanding on the Notes. At the Effective Time of the Merger, without any action on the part of anyone, the Notes shall automatically be modified such that each $20.00 of outstanding principal would be convertible at the option of the holder into that number of shares and fractional shares of UPC Common Stock which shall be equal to the Exchange Ratio; i.e., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for one share of CBI Common Stock, $20.00 of outstanding principal would be convertible into 1.185 shares of UPC Common Stock.

                                   ARTICLE 5
                             AMENDMENTS AND WAIVERS

                 5.1 Amendments. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Sections
2.5 and 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of CBI Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the CBI Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than shares of UPC Common Stock and, with respect to any fractional share remaining after aggregating all whole and fractional shares of a CBI Record Holder, cash or good funds to make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the CBI Record Holders of the shares of CBI Common Stock outstanding immediately prior to the Effective Time of the





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 100

Merger and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2  Authority for Amendments and Waivers.   UPC shall have
the unilateral right to revise the structure of the corporate reorganization contemplated by the Reorganization Agreement and this Plan of Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of CBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the CBI Record Holders are entitled to receive [determined in the manner provided in
Section 3.1(e) of the Reorganization Agreement and Section 4.1(e) hereof]; (ii) changes the intended tax-free effect of the Merger to UPC, INTERIM, CBI or to any CBI Shareholder or CBI Subsidiary; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of the Reorganization Agreement); or (iv) materially adversely affects the economic benefits of the transaction from the perspective of the CBI Record Holders. UPC may exercise this right of revision by giving written Notice to CBI in the manner provided in Section 10.1 of the Reorganization Agreement, which Notice shall be in the form of an amendment to the Reorganization Agreement and/or this Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Reorganization and/or Plan of Merger.

         Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by CBI, to waive or extend the time for the compliance or fulfillment by CBI of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         Prior to the Effective Time of the Merger, CBI, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 101 or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of CBI under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:

If to UPC or INTERIM:
                          Union Planters Corporation
                          Post Office Box 387 (for mailing)
                          Memphis, Tennessee  38147
                          7130 Goodlett Farms Parkway (for deliveries)
                          Memphis, Tennessee  38018
                          Fax:  (901) 383-2877
                          Attn: Mr. Jackson W. Moore, President
                          E. James House, Jr., Esquire, Secretary

With copy to:             McDonnell Dyer, P.L.C
                          Post Office Box 775000 (for mailing)
                          Memphis, TN 38177-5000
                          6075 Poplar Avenue (Suite 650) (deliveries)
                          Memphis, TN 38119
                          Fax:  (901) 537-1010
                          Attn: Marion S. Boyd, Jr.

If to CBI:                Capital Bancorporation, Inc.
                          Post Office Box 2017 (for mailing)
                          Cape Girardeau, MO 63702-2017
                          407 N. Kingshighway (4th Floor) (deliveries)
                          Cape Girardeau, MO 63701
                          Fax:  (314) 335-1085
                          Attn: Mr. Van H. Puls,
                          President & Chief Executive Officer
                          Mr. David G. Collier, Secretary

With copy to:             Peper, Martin, Jensen, Maichel and Hetlage
                          720 Olive Street (24th Floor)
                          St. Louis, MO 63101
                          Fax:  (314) 621-4834
                          Attn: John R. Short, Esq.





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 102 or to such other address as any Party hereto may hereafter designate to the other Parties in writing pursuant to this Section 6.1. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 6.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls and unless and to the extent that the laws of Missouri control the procedures for effecting the Merger and the substantive effect thereof.

                 6.3 Captions. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.


                                           CAPITAL BANCORPORATION, INC.


                                           By:
                                                ---------------------------
                                                        Van H. Puls
                                                   Its: President and Chief
                                                          Executive Officer
ATTEST:

- ---------------------------
David G. Collier, Secretary


                                           UNION PLANTERS CORPORATION


                                           By:
                                               ----------------------------
                                                 Jackson W. Moore
                                           Its:  President
ATTEST:

- ------------------------------
E. James House, Jr., Secretary





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 103

                                           CBI ACQUISITION COMPANY, INC.


                                           By:
                                               --------------------------
                                                Jackson W. Moore
                                           Its: President
ATTEST:

- ------------------------------
E. James House, Jr., Secretary





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 104